UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2011

ENCORE CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California	92108
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (877) 445-4581

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2011, the Board of Directors (the “Board”) of Encore Capital Group, Inc. (the “Company”), upon the recommendation of the Nominating Committee, appointed retired Brigadier General Francis E. Quinlan to serve as a director of the Board. There were no arrangements or understandings pursuant to which Mr. Quinlan was appointed as a director, and there are no related party transactions between the Company and Mr. Quinlan reportable under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Mr. Quinlan qualifies as an “independent director” under the Nasdaq listing standards. Currently the Board does not expect Mr. Quinlan to serve on any committees of the Board.

Mr. Quinlan has practiced law for nearly thirty years, most recently at Newmeyer & Dillion LLP since May 2011. He previously served as an agent with the Federal Bureau of Investigation and has served in command positions at the Squadron, Air Group, Air Wing, Marine Expeditionary Force and Joint Force levels of the United States Marine Corps.

For his service as a non-executive director of the Board, Mr. Quinlan will receive the same retainer fees as other non-executive directors, pro-rated to reflect his term of service. A description of non-executive director retainer fees is set forth in the section entitled “Compensation Arrangements with Directors” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 28, 2011, which section is incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Mr. Quinlan to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	Press release of Encore Capital Group, Inc. dated September 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

By:	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President,
Chief Financial Officer and Treasurer

Date: September 14, 2011

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release of Encore Capital Group, Inc. dated September 14, 2011